EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-236629-01, 333-239687 and 333-240114 on Form S-3 and Registration Statement No. 333-129422, 333-176090, 333-195902, 333-206457 and 333-239544 on Form S-8 of our reports dated February 25, 2021, relating to the financial statements of PG&E Corporation and the effectiveness of PG&E Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K of PG&E Corporation for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
February 25, 2021